UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2011

Motricity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34781	20-1059798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
601 108th Avenue Northeast
Suite 800
Bellevue, WA 98004
(Address of Principal Executive Offices, including Zip Code)
(425) 957-6200
(Registrant's Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The annual meeting of stockholders (the “Annual Meeting”) of Motricity, Inc. (the “Company”) was held on October 28, 2011. At the Annual Meeting, proposals one through five were submitted to a vote of stockholders and the final results of those votes are set forth in the Company's Form 8-K filed with the Securities and Exchange Commission on November 2, 2011. The vote on the sixth proposal, to amend the Company's Restated Certificate of Incorporation, was adjourned to November 18, 2011 and then further to December 13, 2011 for the purpose of allowing the stockholders additional time to vote on such proposal. A more detailed description of the sixth proposal is set forth in the Company's Proxy Statement filed with the Securities and Exchange Commission on September 27, 2011, as updated by the additional materials filed on October 14, 2011.

Proposal No. 6.    Amendment of the Company's Restated Certificate of Incorporation. The votes on the sixth proposal are set forth in the table below:

For	Against	Abstained	Broker Non-Vote
19,444,147	822,709	200,214	15,614,645
While approximately 95.0% of the votes cast at the Annual Meeting supported the proposal to amend the Company's Restated Certificate of Incorporation, the affirmative vote of a majority of the outstanding shares of the Company's common stock was required to approve the proposal and the proposal to amend the Company's Restated Certificate of Incorporation was thus not passed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTRICITY, INC. (Registrant)

December 16, 2011	By:	/s/ James R. Smith, Jr.
(Date)		James R. Smith, Jr. Interim Chief Executive Officer